United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

DIAMOND HILL INVESTMENT GROUP INC

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	DHIL	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company's 2020 Annual Meeting held on April 28, 2020, the following matters were voted upon and the results of the vote were as follows:

1.)
To elect six directors to the Board of Directors of the Company to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Each of the six nominees for director were elected, and the voting results are set forth below:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non-votes
Heather E. Brilliant	2,197,906	65,252	29,134	585,972
Randolph J. Fortener	2,176,203	114,361	1,728	585,972
James F. Laird	2,161,750	128,719	1,823	585,972
Paula R. Meyer	2,178,053	111,783	2,456	585,972
Bradley C. Shoup	2,126,663	163,901	1,728	585,972
Nicole R. St. Pierre	1,630,272	659,562	2,458	585,972

2.)
To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. The ratification of KPMG LLP was approved, and the voting results are set forth below:

Votes For	Votes Against	Abstentions
2,812,942	63,201	2,121

3.)
To approve, on an advisory basis, the compensation of the Company's executive officers. The compensation of the Company's named executive officers was approved, and the voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,109,403	140,593	42,296	585,972

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	April 30, 2020	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer